Exhibit 10.2

[Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Each omission has been indicated by three asterisks ("***"), and the omitted text has been filed separately with the Securities and Exchange Commission.]

                   [Letterhead of AT&T Digital Media Centers]

May 3, 2002

Mr. Jim English
Playboy Entertainment Group, Inc.
9242 Beverly Blvd.
Beverly Hills CA 90210

Re: Letter of Intent for Provision of Services by AT&T Digital Media Centers ("ADMC")

Dear Jim:

We are pleased to submit this letter of intent (the "Letter of Intent") to you in connection with certain services to be provided by ADMC to The Playboy Entertainment Group (the "Customer").

ADMC agrees to provide network origination, compression, encryption, playback, authorization/deauthorization and uplink services on a 24/7 basis (the "Services"), as may be applicable, at the fees set forth herein. The following paragraphs reflect our current understandings and constitute a legally binding and enforceable agreement by both parties with respect to this Letter of Intent and any follow-on Agreement.

SERVICES

NETWORK ORIGINATION using existing facilities at ADMC, Denver, ADMC will provide the Services for seven (7) tape-based channels as provided below (the "Channels"). Channels to be originated by ADMC will be:
         Hot Zone
         Spice 2
         Spice
         Hot Network
         Vivid TV
         Hot Network Plus
         ATOS

Customer will provide all programming content in a 'ready-for-air' fashion on Beta SP tape. The above Channels will be controlled via automation software and monitored by ADMC personnel. Interstitial origination will be tape based, compiled by ADMC from a server utilizing ADMC-provided automation software, which will be provided no later than seven (7) days following launch of Services. Prior to such time, interstitials will be provided in reduced mode, i.e., Customer-provided generic wallpaper and/or Customer-provided compiled interstitial breaks for Hot Zone and Hot Network between the hours of 9 p.m. ET and 2 a.m. ET. Such interstitial material may be customized for each individual Channel. On-air 'bugs' will be available as soon as reasonably practical, but no later than three (3) weeks following launch of Services.

Customer-provided electronic schedules ('logs') will be prepared for the automation system utilizing ADMC conversion software. ADMC will verify that the converted log is complete and that all programs required for air are available. ADMC will provide climate controlled library space for tapes/videocassettes, the quantity and inventory control process to be mutually agreed by the parties.

Customer shall have the right to modify, alter, change, rename, discontinue and/or terminate any or all of the Channels. The Service Fees shall remain the same and any out-of-pocket costs incurred by ADMC related thereto shall be reimbursed at the rate of ***.

Upon execution of this Letter of Intent, ADMC will commence Services by May 9, 2002, provided, however, that Customer must deliver to ADMC, no later than 72 hours prior to commencement of Services, at least 72 hours programming for all Channels.

ADMC will manage the transport of Customer's tape library by a commercial carrier from a Customer-designated location to the ADMC facility. ADMC will also arrange for transport by such carrier Customer-owned encoding equipment, provided that Motorola has properly disconnected and packaged such equipment and that such equipment is ready for transport by the time the tapes are loaded on the transport vehicle.

Customer understands that ADMC must perform maintenance on the Equipment from time to time; however, during such maintenance, ADMC agrees to use all commercially reasonable efforts to minimize disruption to the Services, and provided in accordance with the Service Interruptions provision.

TRANSMISSION AND COMPRESSION:

ADMC will downlink two (2) Channels
Channels to be downlinked by ADMC will be:
         Playboy en Espanol downlinked from Globecast PAS-9 Transponder 3 Playboy Classic downlinked from Telstar 7 Transponder 15

ADMC will compress and uplink the following Channels, in an 8:1 multiplex, to Telstar 7 C5H (the "T7 Multiplex"):
         Hot Zone
         Spice 2
         Spice
         Hot network
         Vivid TV
         Playboy Classic
         Playboy en Espanol
         Playboy Digital
         Hot Network Plus and ATOS will be delivered via fiber by ADMC to DirecTV. In the event that this is not practical the parties agree to negotiate in good faith to provide alternative delivery at the lowest possible cost to Customer.

ADMC will downlink and provide cover material for one Channel, Playboy Classic, two times a week. This Channel will be downlinked as described above, the signal will be interrupted with Customer-provided material and retransmitted as Playboy Digital to the T7 Multiplex.

For purposes of compatibility, Customer has provided the encoder configuration to ADMC and ADMC acknowledges that the format is acceptable to ADM.

PRODUCTION AND POST-PRODUCTION

As needed.

AUTHORIZATION

IRD authorizations/deauthorizations will be provided to cable headends at Customer's direction on a 24/7 basis. Customer will provide any applicable headend data utilizing ADMC's standard authorization/deauthorization process. The number to call for authorizations and deauthorizatins is ***.

FEES

On a monthly basis, Customer will pay ADMC $*** (the "Service Fees").

TERM

The term of this Letter of Intent will be May 9, 2002 to September 8, 2002 (the "Initial Term"), and will continue thereafter for up to 3 one-month extension periods, at Customer's option, upon 30 days written notice to ADMC for each one-month extension. Customer may terminate this Letter of Intent for any reason upon 30 days written notice and payment to ADMC of an early termination fee in the $*** or the remaining Service Fees due ADMC, whichever is less.

***.

Notwithstanding the foregoing, nothing herein shall prevent Customer from providing to itself any or all of the Services or facilities mentioned in the preceding sentence. ***.

The parties will take such steps as are reasonable in the circumstances to keep each other informed of all relevant facts and will do all things in a timely, diligent and constructive manner as are reasonable in the circumstances in order to negotiate, execute and deliver the Agreement.

PAYMENT

Customer will pay to ADMC the initial Services Fee in the amount of $*** no later than close of business May 6, 2002. After the initial month of Services, forward billing will occur 1 (one) month in advance to be paid by Customer on the 1st (first) day of each month.

CONDITIONS

A. The services, terms and conditions contemplated by this Letter of Intent may be amended through a writing signed by both parties, which may contain
      (i) provisions reflecting the terms of this Letter of Intent and other agreements and covenants of the parties, (ii) indemnities, (iii) other provisions as are customary for the provision of the Services contemplated herein, and (iv) exhibits describing the Services and fees in detail.

B. Customer acknowledges and agrees that ADMC will primarily utilize the existing facilities formerly designated as the Plex room to provide the Services, but may, upon execution of this Letter of Intent by Customer, begin ordering equipment and otherwise incurring expenses with respect to the Services described in this Letter of Intent.

C. Each party will bear its own expenses in connection with the negotiations contemplated hereby, including legal fees. Customer will be responsible for all actual out-of-pocket costs incurred by ADMC to obtain Customer's programming material, provided it is pre-approved by Customer. The costs and expenses for the initial delivery of Customer's media to ADMC may be paid either by Customer or ADMC; such expenditure by ADMC will be reimbursed by Customer at the rate of ***% of ADMC's actual cost.

D. Customer will grant ADMC the right to provide all closed captioning services on all content to be delivered by ADMC, other than closed captioning performed by Customer itself or closed captioning provided to Customer beyond Customer's control, provided that ADMC provides such services at equal quality and the same or lower rates as Customer's current vendor.

E. Except for any announcement intended solely for the internal distribution of ADMC or Customer, or any disclosure required by legal, accounting, or regulatory requirements, all media releases (including, but not limited to, information related to disaster recovery capabilities, promotional or marketing material) by ADMC or Customer or the respective employees, independent contractors, consultants or agents of any of them, which identify ADMC or Customer in the context of this Letter of Intent will be coordinated with and approved in writing by ADMC and Customer prior to the release thereof. Such approvals will not be unreasonably withheld or delayed.

SERVICE INTERRUPTIONS

Notwithstanding any contrary provision of this Letter of Intent, ADMC shall not be responsible for and shall not be in default of this Letter of Intent as a result of, nor shall it be held liable for any damages, claims, losses, or costs and expenses on account of, any interruption of the Services, if such interruption or failure occurs due to any of the following so long as the events were beyond the reasonable control of ADMC: (i) damage to any equipment or interruptions in the Services caused by electrical storms, fire, weather, flood, natural disaster, national emergency or war, sabotage, riots, governmental authority, acts of God, willful or criminal misconduct of third parties beyond ADMC's reasonable control, or other similar forces outside the control of ADMC;
(ii) interference from other
communications system, whether licensed or not, that use the same frequency bands as the Services herein; except ADMC shall use reasonable efforts to take protective and corrective actions against such interference; (iii) any interruption or out-of-specification performance of any associated satellite transponders; (iv) conditions, which are beyond the control of ADMC, that threaten the safety of operations and maintenance personnel; (v) occasional interruptions due to passing of the sun within the beamwidth of any associated receive antenna system(s) during the spring and fall equinox periods; (vi) minimal degradation or interruptions of signals due to protection switching;
(vii) outage, interruption or degradation due to atmospheric attenuation of signals; (viii) such planned interruptions for testing or maintenance as may be agreed to in advance between Customer and ADMC; (ix) any failure of Customer to fulfill an obligation hereunder where the failure of Customer to perform such obligation causes a service interruption; and/or (x) compliance by ADMC with action by any court, agency, legislature or other governmental authority that makes it unlawful for ADMC to provide the Services or any part thereof in accordance with this Letter of Intent, provided that ADMC has provided written notice to Customer of any such action within twenty-four (24) hours of ADMC receiving such notice from any court, agency, legislature or other governmental authority.

CONFIDENTIALITY

ADMC and Customer agree to keep the terms of this Letter of Intent confidential. In addition, ADMC and Customer agree to keep confidential all non-public information regarding the other party that is disclosed to it or its representatives in connection with the negotiation and execution of the Agreement, whether disclosed before or after the date of this Letter of Intent. Either party may disclose confidential information it has received to its attorneys, accountants and other representatives or employees who have a need to know in connection with this Letter of Intent or the negotiation of the Agreement, provided that such persons shall also have the same obligation of confidentiality any breach of which will be the responsibility of the receiving party that disclosed the information.

INDEMNIFICATION

CUSTOMER'S INDEMNIFICATION. Customer shall indemnify, defend, and hold harmless ADMC, its directors, shareholders, officers, employees, partners, agents, subsidiaries, affiliates, subcontractors and assignees (the "ADMC Indemnitees"), or any of them, from and against any and all claims, demands, costs, expenses, losses, liabilities or damages (including, but not limited to, reasonable attorney's fees and costs of suit) (collectively, "Losses"), arising from, in connection with, or related to (a) an uncured breach by Customer of the performance of its obligations under this Letter of Intent; or (b) Customer's Channel signals as delivered to ADMC's reception/uplink site including, without limitation, those Losses arising from the delivery of such signals to ADMC whether such delivery is made by tape or directly to ADMC's reception/uplink site via satellite or other means, except to the extent such losses are the direct result of ADMC's willful misconduct or gross negligence or the inadvertent transmission of the Channels by ADMC to any location.

In addition, Customer shall indemnify, defend and hold the ADMC Indemnitees harmless from and against all Losses related to the Channels or other programs or material ADMC receives from it, including Losses related to (i) the content of such Channels, programs or materials, including, without limitation, Losses related to any claim for libel, slander, infringement or copyright or other intellectual property rights of third parties, defamation or other tortious injury; (ii) any claim by a third party related to failure or interruption of, or defect in, the transmission or reception of the Channel or Channels provided by means of the Services provided by ADMC under this Letter of Intent; (iii) any dispute between Customer and any program suppliers; or (iv) any dispute between Customer and any of its subscribers pertaining to the Channel or Channels provided by means of the Services provided by ADMC under this letter of Intent.

ADMC'S INDEMNIFICATION. Subject to the Limitation of Liability section of this Letter of Intent, ADMC shall indemnify, defend, and hold harmless Customer, its directors, shareholders, officers, employees, partners, agents, subsidiaries, affiliates, subcontractors and assignees, or any of them, from and against any and all Losses arising from, in connection with, or related to (a) an uncured breach by ADMC of the performance of its obligations under this Letter of Intent and (b) any personal injury or property damage arising from, in connection with, or related to a breach by ADMC of its obligations under this Letter of Intent, except to the extent such Losses are the direct result of Customer's willful misconduct or gross negligence.

DEFENSE OF CLAIMS

In the event of any claim or other assertion of liability by third parties with respect to which a party is entitled to indemnification under the preceding section, the party seeking indemnification (the "Indemnified Party") shall notify the indemnifying party (the "Indemnifying Party"), in writing, promptly after the Indemnified Party receives notice of such claim, and in no event later than fifteen (15) days after receipt of a summons from or a complaint filed in any court or other governmental agency or body; provided, however, that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that such failure has materially prejudiced the Indemnifying Party's ability to defend such claim. The Indemnifying Party may use counsel of its own choosing, and the Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of such claim, including the settlement of the matter on the basis stipulated by the Indemnifying Party (with the Indemnifying Party remaining responsible for all costs and expenses of such settlement). The Indemnifying Party shall keep the Indemnified Party reasonably advised of the progress of any proceedings related to such claim, and of any settlement discussions or proposals with respect thereto. If the Indemnifying Party fails to defend any such claim within a reasonable time after notice thereof or if counsel to the Indemnified Party advises the Indemnified party that a conflict of interest with respect to the joint defense exist, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of the Indemnifying party. Notwithstanding any provision in this section to the contrary:

If there is a reasonable probability that such claim may materially and adversely affect the Indemnified Party, other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its sole expense, to participate in the defense, compromise or settlement of such claim, and the Indemnifying Party shall not take any action materially affecting the defense compromise or settlement of such claim without the consent of the Indemnified Party, which consent shall not be unreasonably withheld; and

If the facts giving rise to indemnification hereunder shall involve a possible claim by the Indemnified Party against any third party, the Indemnifying Party shall have the right, at its sole expense, to undertake the prosecution, compromise and settlement of such claim.

LIMITATION OF LIABILITY

NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS LETTER OF INTENT, ADMC SHALL NOT BE LIABLE TO CUSTOMER AND CUSTOMER SHALL NOT BE LIABLE TO ADMC, FOR ANY AMOUNTS REPRESENTING THEIR OR THEIR CUSTOMERS' RESPECTIVE LOSS OF PROFITS, LOSS OF BUSINESS, OR DIRECT OR INDIRECT SPECIAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING FROM THE PERFORMANCE OR NONPERFORMANCE OF THIS LETTER OF INTENT, OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH OR RELATED TO THE USE OF ANY SERVICES FURNISHED HEREUNDER, WHETHER THE BASIS OF THE LIABILITY IS BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), STATUTES, OR ANY OTHER LEGAL THEORY.

ASSIGNMENT

This Letter of Intent may be assigned by either party to any person or entity controlling, controlled by, or under common control with such party. For purposes of this Letter of Intent, a person or entity owning at least 20% of the equity interest in an entity shall be deemed to control that entity.

GENERAL

If any portion or portions of this Letter of Intent shall be deemed, for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable, and in effect, unless such remaining portion or portions are not reasonably adequate to accomplish the basic purposes and intent of the parties.

Either party's failure to enforce any provision of this Letter of Intent shall not in any way be construed as a waiver of any such provision as to any future violations thereof, or prevent that party thereafter from enforcing each and every other provision of this Letter of Intent. No waiver of any right or remedy hereunder shall be effective unless contained in a writing signed by the waiving party. The rights granted to the parties herein are cumulative and the waiver by a party of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

This Letter of Intent shall be governed and interpreted by the laws of the State of Colorado, without regard to its conflict of law rules. The parties agree that all litigation relating to this letter of Intent shall be brought in the state or federal courts of appropriate subject matter jurisdiction in Colorado and each party hereby submits itself to the exclusive in personam jurisdiction of such courts for purposes of any such litigation. Neither party shall object to venue in such courts on the grounds of an inconvenient forum or otherwise. In the event of any litigation between the parties relating to this Letter of Intent, the prevailing party shall be entitled to recover, in addition to any other relief awarded by the court, its reasonable attorneys' fees and all other costs of preparing and participating in the litigation, including all appeals.

Neither party will be in default or otherwise liable for any delay in or failure of its performance under this Letter of Intent where such delay or failure arises by reason of any act of God, acts of the common enemy, the elements, earthquake, floods, fires, epidemics, quarantine restrictions, riots, strikes, failure or delay in transportation, freight embargoes, import or export regulations or other causes beyond its control.

ACCEPTANCE OF LETTER OF INTENT

If this Letter of Intent is acceptable, please sign and return a copy for our records.

Our offer of this Letter of Intent will expire at 7:00 p.m., Mountain Daylight Time, on May 3, 2002 unless ADMC has received a copy of this letter signed by Customer by such time.

                                     Very truly yours,
                                     AT&T DIGITAL MEDIA CENTERS

                                     By:  /s/ Gary Traver
                                        ----------------------------------------
                                     Name:  Gary Traver
                                          --------------------------------------
                                     Title: Senior Vice President Video Services
                                            ------------------------------------
                                     Date: 5/3/2002
                                          --------------------------------------

Accepted:

Playboy Entertainment Group, Inc.

By:  /s/ James L. English
     --------------------------
Name:  James L. English
     --------------------------
Title:  President
     --------------------------
Date:   5/3/02
     --------------------------